UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011 (June 30, 2011)

American Learning Corporation
(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2011, American Learning Corporation (the “Company”) completed a private placement of 164,715 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to non-affiliated accredited investors at a per share price of $1.80, representing a 10% discount from the closing sale price reported on the NASDAQ Capital Market on June 29, 2011.  Total aggregate proceeds of $296,487 were received by the Company.

The private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(6) and Rule 506 of Regulation D under the Securities Act. The Company relied upon, among other things, representations from the investors that they were “accredited investors” within the meaning of Rule 501(a) under the Securities Act as the basis for the exemption.

Shares purchased under the private placement must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available.  However, the purchasers of the Shares have agreed not to dispose or attempt to dispose of the Shares prior to the one-year anniversary of purchase.

As a result of the private placement, the Company has 4,919,615 shares of common stock outstanding as of June 30, 2011.

Attached as Exhibit 99.1 is the Company’s press release announcing the sale of the Shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.22	Stock Purchase Agreement, dated as of May 11, 2011, among American Learning Corporation and the Purchasers listed on Exhibit A.

Exhibit 99.1	Press Release of American Learning Corporation, dated July 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION

Date: July 1, 2011	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.22	Stock Purchase Agreement, dated as of May 11, 2011, among American Learning Corporation and the Purchasers listed on Exhibit A.

99.1	Press Release of American Learning Corporation, dated July 1, 2011.